AMENDED AND RESTATED UNANIMOUS
                             SHAREHOLDERS' AGREEMENT

Amended and restated unanimous shareholders' agreement dated January 15, 2001 among B. TWELVE, INC. (herein "B 12" or the "Corporation"), DR. URI SAGMAN ("Sagman"), CREDIFINANCE CAPITAL CORP. ("Credifmance"), NEW RESEARCHES CORPORATION ("NRC"), LIFMAC, S.A. ("Lifmac"), GEORGES BENARROCH ("Benarroch"), DONALD MACADAM ("MacAdam"), DR JEAN-LUC BERGER ("Berger"), RUPERT'S CROSSING (Rupert's Crossing") and MEDAREX, INC. ("Medarex").

WHEREAS:

1. Sagman, Credifinance, NRC, Lifmac, Benarroch, MacAdam, Berger, Rupert's Crossing and Medarex are the registered and beneficial owners of all the outstanding shares in the capital of the Corporation.

2. Sagman, NRC, Credifinance and Berger hold options and/or warrants to acquire additional common shares of the Corporation as described below.

3. The authorized capital of the Corporation consists of 25,000,000 shares of common stock ("Common Shares") and 1,000,000 shares of preferred stock ("Preferred Shares").

4. On the date hereof, there are issued and outstanding 3,808,100 Common Shares, 250,000 Preferred Shares and 2,250,000 Common Share Options/Warrants which are legally and beneficially owned by and recorded on the Corporation's books as follows:

          NAME OF                             PREFERRED         COMMON                COMMON SHARE
          SHAREHOLDER                         SHARES            SHARES              OPTIONS/WARRANTS
          -----------                         ------            ------              ----------------
          Dr. Uri Sagman                           Nil           314,525                 1,200,000
          Credifinance                             Nil           255,000                       Nil
          New Researches Corporation           250,000         2,385,000                   250,000
          Lifinac, S.A.                            Nil           260,000                       Nil
          Georges Benarroch                        Nil            14,525                       Nil
          Donald MacAdam                           Nil            14,525                       Nil
          Dr. Jean-Luc Berger                      Nil           114,525                   400,000
          Rupert's Crossing                        Nil            50,000                       Nil
          Credifinance, in trust                   Nil               Nil                   400,000
          Medarex, Inc.                            Nil           400,000                       Nil

5. The Preferred Shares are convertible into an equal number of Common Shares on the earlier to occur of (i) an Initial Public Offering (as hereinafter defined), (ii) the completion of a reverse-take-over transaction (resulting in a publicly quoted or exchange listed company), (iii) a minimum $3,000,000 private equity financing based on a $10,000,000 valuation and (iv) the merger of the Corporation with another corporation or the sale of substantially all the assets of the Corporation (in both cases having a minimum transaction value of $10.000,000). Each Common Share issued on conversion shall be coupled with a three (3) month warrant to subscribe for an additional Common Share at an exercise price of $1.00 per Common Share.

6. The Corporation and the Shareholders hereto further acknowledge and agree that the Corporation will be creating and implementing a stock incentive plan (the "Stock Option Plan") whereby directors, officers, employees and service providers of and to the Corporation (other than Sagman in the event that he still holds options referred to in Recital 4 above) will be eligible to acquire Common Shares (at fair market value) in an amount not to exceed 10% of the Common Shares outstanding from time to time.

7. The Corporation and the Shareholders have entered into this Agreement to establish their respective rights and obligations in respect of the issued and unissued shares of the Corporation, the management and conduct of its business and various other matters hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the respective covenants and agreements hereinafter contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto), the parties hereto covenant and agree with each other as follows:

ARTICLE 1-INTERPRETATION

1.1      DEFINED TERMS

         As used in this Agreement, the following tens have the following meanings:

         "Act" means the Florida Business Corporations Act as may be amended from time to time, and shall be deemed to be any act substituted therefor.

         "Affiliate" means an "affiliate" as that ten is defined in the Act and, for the purposes of such definition, the definition of "Subsidiary" provided herein shall apply.

         "Agreement" means this agreement and all schedules attached hereto and any and all amendments made hereto by written agreement among the parties hereto.

         "AICPA" means the American Institute of Certified Public Accountants.

         "Annual Business Plan" has the meaning specified in Section 6.1.

         "Arm's Length" has the meaning specified to such term by the US Internal Revenue Code.

         "Articles" means the Articles of Incorporation attached to the Certificate of Incorporation of the Corporation as may be amended or restated from time to time.

         "Associate" means an "associate" as that ten is defined in the Securities Act of 1933.

         "Bylaws" means the bylaws of the Corporation from time to time in force and effect.

         "Business" has the meaning specified in Section 4.1.

         "Business Day" means any day other than Saturday, Sunday or a day on which banks are closed for business in Florida.

         "Business Plan" means the business plan pertaining to the conduct of the Corporation's Business prepared by the Corporation, a copy of which is attached as Schedule "A" hereto.

         "Common Shares" means the shares of common stock in the capital of the Corporation.


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


         "Control" has the meaning specified thereto in the Act as in effect on the date hereof and without reference to any amendments thereto after the date hereof.

         "Directors", "Board of Directors" and "Board" means the persons who are, from time to time, duly elected as directors of the Corporation.

         "Expert" means a national accounting firm to be agreed upon by the Corporation, Credifinance, NRC and Medarex within 5 days after any one gives notice to the others of its desire to appoint an expert or, if they are unable to agree, then "Expert" means PricewaterhouseCoopers, Certified Public Accountants, or an affiliate thereof, or if none of the foregoing is able or willing to accept an appointment to undertake any valuation of Shares under and as contemplated in this Agreement, then "Expert" shall mean Deloitte & Touche, Certified Public Accountants, or an affiliate thereof.

         "Fair Market Value" means, for the purposes of valuation by the Expert hereunder, the highest cash price in terms of money which would be obtained as at the date specified in the applicable Section hereof if all the Shareholders of the Corporation sold all of their respective Shares in an open and unrestricted market (recognizing that the Shares are securities of a corporation which cannot offer its securities to the public) without compulsion to a willing and knowledgeable purchaser acting at arms' length and where in determining such Fair Market Value:
         (1) the value of each Common Share is based on the value of all Common Shares; (2) no diminution or accretion in value is attributed to any majority or minority interest (other than in determining Fair Market Value for a purchase by the Corporation from a trustee in bankruptcy);
         (3) the value of any insurance on the life of any shareholder or employee and the proceeds of such insurance shall be excluded; (4) the value of all intangible and unrecorded assets is included; and (5) the value of each Prefer -red Share shall be equal to the redemption price for such share set forth in the Articles.

         "Initial Public Offering" means the closing of an offering or offerings pursuant to a receipted prospectus under the United States Securities Act of 1933, as amended, or similar document filed under other applicable securities laws in the United States or Canada, covering the offer and sale of Common Shares for the account of the Corporation to the public in which the Common Shares are listed on a major North American stock exchange (excluding The Canadian Venture Exchange, Montreal Exchange, Bulletin Board and any Canadian unlisted market) or The NASDAQ Stock Market.

         "Person" means an individual, partnership, corporation or other entity.

         "Preferred Shares" means the shares of preferred stock in the capital of the Corporation.

         "Progress Report" has the meaning specified in Section 6.1.

         "Prospective Customers" shall mean, for the purposes of Article 8, Persons canvassed or solicited by the Corporation at any time up to the date upon which a Person ceases to be a Shareholder, officer, director or an employee of the Corporation.

         "Related Parties" means Shareholders and Persons related to Shareholders as the term "related" is defined in the US Internal Revenue Code and "Related Party" shall mean any one of such parties.

         "Senior Management Group" means initially, Sagman and Berger, but shall include all future senior offcers of the Corporation appointed by the Board.

         "Shareholders" means collectively Sagman, Credifinance, NRC, Lifrnac, Benarroch, MacAdam, Berger, Rupert's Crossing and Medarex and any person to whom a Shareholder transfers any Shares, or to whom

         Shares are issued, in accordance with the terms of this Agreement and "Shareholder" means, individually, any one of them.

         "Shares" means collectively the Common Shares and the Preferred Shares.

         "Stock Option Plan" has the meaning set forth in the recitals to this Agreement.

         "Subsidiary" means a corporation controlled by the Corporation and on the date hereof includes B Twelve Limited, an Ontario company. Notwithstanding the definition of "Subsidiary", a corporation that is consolidated with the Corporation for accounting purposes shall be deemed to be a Subsidiary for all purposes hereof.

         "Territory" means all countries who are members of the United Nations.

         The provision of a Table of Contents, the division of this Agreement into Articles and Sections and the insertion of headings are for convenient reference only and are not to affect its interpretation.

1.2 GENDER AND NUMBER. Any reference in this Agreement to gender includes all genders and words importing the singular number only shall include the plural and vice versa.

1.3 Governing Law. This Agreement shall be governed and interpreted and enforced in accordance with the laws of the State of Florida and the United States federal laws applicable therein.

1.4 SEVERABILITY. Each provision of this Agreement is intended to be severable. If any provision hereof is illegal or invalid, such provision shall be deemed to be severed and deleted herefrom and such illegality and invalidity shall not affect the validity or enforceability of the remainder hereof.

1.5 Currency. All references to dollars in this Agreement shall be to U.S. dollars.

1.6 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto with regard to the subject matter hereof and supersedes all prior agreements, understandings, representations or warranties, negotiations and discussions, whether oral or written, among the parties hereto with respect thereto, including without limitation any agreements among the shareholders of the Corporation entered into prior to the date hereof, which are hereby terminated.

1.7 Amendment. No amendment of this Agreement shall be binding unless in writing and signed by all of the parties hereto.

1.8 Waiver. No waiver by any party hereto of any breach of any of the provisions of this Agreement shall take effect or be binding upon such party unless in writing and signed by such party. Unless otherwise provided therein, such waiver shall not limit or affect the rights of such party with respect to any other breach.

1.9      Time of Essence. Time shall be of the essence of this Agreement.

1.10 Further Acts. The parties hereto agree to execute and deliver such further and other documents and perform and cause to be performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement and every part hereof.

1.11 Accounting Principles. References in this Agreement to generally accepted accounting principles shall be deemed to be the generally accepted accounting principles from time to time approved by the AICPA, or any successor institute, applicable as of the date on which such calculation is made or required to be made in accordance with generally accepted accounting principles.

ARTICLE 2 - TERM OF AGREEMENT

2.1 Term. Subject to Section 13.2, this Agreement shall come into force and effect on the date hereof and shall terminate on the earlier of

         a)       the date on which only one Shareholder holds Shares;

         b) the date this Agreement is terminated by written agreement of the parties hereto;

         c)       the date upon which there shall occur an Initial Public
                  Offering;

         d) the date upon which all of the Shares are acquired by a reporting issuer within the meaning of the Securities Act of 1933; and

         e) the sale of all of the Shares of the Corporation to a third party in compliance with this Agreement.

ARTICLE 3 - IMPLEMENTATION OF AGREEMENT

3.1 Shareholder Covenants. Each of the Shareholders covenants and agrees that it shall vote or cause to be voted the Shares of the Corporation owned by it to accomplish and give effect to the terms and conditions of this Agreement and that it shall otherwise act in accordance with the provisions and intent of this Agreement.

3.2 CONFLICT. Subject to the provisions of the Act, in the event of any conflict between the provisions of this Agreement and the Articles and the Bylaws, the provisions of this Agreement shall govern. The parties hereto acknowledge and agree that as the date hereof conflicts may exist between this Agreement and the Articles and the Bylaws. Each of the Shareholders agrees to vote or cause to be voted the Shares owned by it so as to cause the Articles or the Bylaws to be amended to resolve each such conflict and any other conflicts in favour of the provisions of this Agreement.

3.3 Covenants by the Corporation. The Corporation consents to the terms of this Agreement and hereby covenants with each of the other parties hereto that it will at all times during the term of this Agreement be governed by the terms and provisions hereof in carrying on its business and affairs, and each of the Shareholders shall vote or cause to be voted their respective Shares of the Corporation to cause the Corporation to fulfil its foregoing covenants.

ARTICLE 4 - CORPORATION'S BUSINESS AND PURPOSE

4.1 Business and Purpose. The business and purpose of the Corporation is to conduct activities in the biotechnology and pharmaceutical areas. The Corporation's primary objective is to focus its research activities on the discovery and the development of therapeutic products which maximize the utility and application of its platform technologies and provide an integrated approach for the treatment and/or management of human lift threatening diseases or other serious disorders.

ARTICLE 5 - DIRECTORS AND SHAREHOLDERS

5.1 Number of Directors. The Corporation shall, unless otherwise agreed in writing by those Shareholders holding at least sixty (60) percent of all Shares, have a minimum of three (3) and a maximum of seven (7) directors.

5.2      Nomination and Election of Directors.

         a) Nomination. Until changed by a resolution of the Shareholders, the directors of the Corporation shall be Dr. Uri Sagman, Georges Benarroch, Donald MacAdam and Dr. Jean-Luc Berger.

         b) Indemnity. The Corporation hereby indemnifies each Director and his or her heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative proceeding to which he or she is made a party by reason of being or having been a director of the Corporation provided
                  (i) he or she acted honestly and in good faith with a view to the best interests of the Corporation; and (ii) in the case of a criminal or administrative proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

5.3 Term of Office. The term of office of a Director shall commence on the date of that individual's election to the Board and shall terminate at the close of the next following annual meeting of the Shareholders, or until their successors are elected.

5.4 POWERS AND DUTIES OF DIRECTORS. Subject to the Act and the provisions hereof, the Directors shall manage or supervise the Corporation's Business except as such authority may be delegated by the Directors from time to time, and in exercising such authority the Directors and their delegates shall conduct the Corporation's Business or cause it to be conducted in all material respects in accordance with the Business Plan (as such plan may be amended from time to time) unless the parties hereto shall otherwise agree in writing.

5.5 INSURANCE. The Corporation shall arrange director's insurance coverage for the Directors of the Corporation on terms and conditions and in an amount acceptable to NRC.

5.6 BOARD MEETINGS. The Board shall meet at least once every two months. Any Director shall be entitled to convene a meeting of Directors upon notice given as specified in Section 5.7.

5.7      EXERCISE OF AUTHORITY.

         a) QUORUM. Unless otherwise agreed to in writing by all of the Directors, but always subject to the Act and subsection 5.7(b), a quorum of any meeting of the Board shall consist of a majority of Directors.

         b) PROCEEDING WITHOUT QUORUM. Notwithstanding the provisions of subsection 5.7(a), if proper original notice of a meeting of the Board, specifying the business to be transacted at the meeting, is given and a quorum of Directors is not present, then a meeting of the Board may thereafter be held on 48 hours written notice of the second meeting to transact the business set forth in the original notice and, subject to the Act, any members of the Board present at that meeting shall constitute a quorum for the transaction of the business set out in the original notice in respect of that meeting and such business may be transacted by a majority vote of those Directors in attendance at the meeting.

         c) Notice. Unless all of the Directors are present (except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called) or those absent waive notice, no meeting of Directors shall be validly convened unless 48 hours' written notice thereof is given in accordance with the provisions of the Bylaws.

         d) Content of Notice. No resolution with respect to any matter may be put to any meeting of the Board unless the notice of the meeting contains reasonable detail of the matter or unless all of the Directors either are present and do not object to the matter being put to the meeting or otherwise waive the provisions of this subsection 5.7(d).

         e) Voting. Except as otherwise herein provided, decisions of the Board shall be effective only if approved by a majority of the votes cast at a meeting of the Directors or by written resolution signed by all of the Directors.

         f) Compensation Committee. The Board shall appoint a Compensation Committee and shall delegate the responsibility for making decisions relating to compensation of all senior employees of the Corporation to such Compensation Committee. The Compensation Committee shall consist of three (3) members, one of whom shall be a nominee of NRC, one of whom shall be Sagman (provided that Sagman shall be prohibited from voting on matters relating to his own compensation) and one of whom shall be independent of management. In order to be effective, all decisions of the Compensation Committee shall be made by a unanimous vote of its members entitled to vote at a meeting or in writing.

         g) AUDIT COMMITTEE. The Board shall appoint an Audit Committee and shall delegate the responsibility for the review and approval of the financial statements of the Corporation to such Audit Committee. The Audit Committee shall consist of three (3) members, one of whom shall be Sagman, one of whom shall be a nominee of NRC and one of whom shall be independent of management. In order to be effective, all decisions of the Audit Committee shall be made by a unanimous vote of its members at a meeting or in writing.

         h) Scientific Advisory Board/Committee. The Board shall appoint a Scientific Advisory Board/Committee and shall delegate the responsibility to it for the review of the research and development of the Corporation's platform technology.

         i) Other Committees. The Board shall have the right to appoint such other committee(s) as it deems necessary and in so doing, shall delegate specific responsibilities to such committee(s).

5.8      Senior Officers.

         a) The Corporation shall have six (6) months following the date of this Agreement to retain the services of a Chief Financial Officer and/or Chief Operating Officer acceptable to NRC and if the Corporation fails to do so, NRC shall have the right following such six (6) month period to appoint such Chief Financial Officer and/or Chief Operating Officer of the Corporation in its sole discretion.

         b) Throughout the currency of this Agreement, members of the Senior Management Group may be compensated as determined by the Compensation Committee.

5.9 Directors Fees. Any Director who is independent of the Corporation shall be entitled to an annual fee of $2,000 and a fee of $200 for each meeting attended by such Director plus reasonable expenses incurred in attending such meeting, upon presentation of receipts therefor.

5.10 Extraordinary Matters. Notwithstanding any provision to the contrary in the Articles, the Bylaws or this Agreement, the following matters shall require the written approval of the Shareholders holding sixty-six and two-thirds (66 2/3's) of the Shares in addition to any requirements required by law:

         a) the taking or institution of any proceedings for the winding-up, reorganization or dissolution of the Corporation or any of its Affiliates;


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


         b) the making of an assignment for the benefit of any creditors of the Corporation or of any of its Affiliates;

         c) the amalgamation, consolidation, merger of, or the entering into of any agreement to amalgamate, consolidate or merge, the Corporation with any corporation, partnership, joint venture or firm, or the continuance or corporate reorganization of the Corporation of any kind or the purchase of any securities of any Person;

         d) the sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation or of any of its Affiliates or any sale, lease, exchange, or other disposition of any such assets out of the ordinary course of business;

         e) the sale of any shares held by the Corporation in any of its Subsidiaries;

         f)       the issuance of any shares by any Subsidiary;

         g) the purchase or redemption by the Corporation of any Shares other than as expressly provided in this Agreement;

         h) the declaration, payment or setting aside for payment of any dividend, the distribution of any surplus or earnings, the return of any capital, the repayment or retirement of any indebtedness of the Corporation to any Shareholder, or any other payment or distribution of assets of the Corporation to any Shareholder, other than to or in favour of NRC (as a holder of Preferred Shares).

         i) the amendment of the Articles or Bylaws (other than as contemplated by Section 3.2 hereof);

         j) the guarantee or indemnification by the Corporation of, or the grant of security by the Corporation for, the debts or obligations of any corporation, partnership, joint venture, firm or person;

         k) the making of any loans with, the granting of any other financial assistance to or the entering into of any agreements with any Shareholder or Associate of such Shareholder;

         1)       the amendment of any provision of this Agreement;

         m) other than as set forth in Section 5.8 for the Senior Management Group, the payment of any advance, salary, bonus, consulting fee, management fee, incentive compensation or bonus or other payment to any Director, former director, officer, Shareholder, employee or Affiliate (excluding the market value of goods sold or services provided in the ordinary course of business) of the Corporation or to any person related by blood, adoption or marriage to any of the foregoing or to any corporation not dealing at Arm's Length with any such person or the creation of any agreement which would obligate the Corporation to make any such payment, except to the extent that such fees, bonuses or other payments constitute normal remuneration payable to bona fide employees of the Corporation and have been specifically approved in connection with the Annual Business Plan;

         n) the acquisition or agreement to acquire any capital asset, any lease or agreement to lease of real or personal property or any acquisition or agreement to acquire property which is not contemplated by the Business Plan as may be amended, if at all, or by the duly approved Annual Business Plan or which would exceed the aggregate amount approved by the Business Plan (or by the duly approved Annual Business Plan) for such matters;


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


         o) any material change in the Corporation's Business or the taking of any action which may lead to or result in such material change;

         p) the incorporation or acquisition of any corporation that would be an Affiliate of the Corporation:

         q) the hypothecation, mortgage, pledge or any act otherwise encumbering the Corporation's assets or any of them except as may be required by bankers in connection with the Corporation's normal banking activities and arranged lines of credit;

         r) the issuance or allotment of Shares or the granting of any right, option or privilege to acquire any Shares, other than as contemplated in this Agreement;


         s) any change in the number of issued and outstanding shares in the capital of the Corporation or any increase or reduction in the capitalization of the Corporation, including, without limitation, byway of any split, conversion or exchange of Shares; and

         t) any amendment, modification or termination of any agreements between the Corporation and any of its Subsidiaries.

5.11 SUBSIDIARIES AND AFFILIATES. The provisions of Section 5.10 shall apply mutatis mutandis to any Subsidiary of the Corporation.

5.12 MEETINGS OF SHAREHOLDERS. The quorum for the transaction of business at any meeting of the Shareholders shall be two persons present in person or by proxy holding at least 50% of the Shares entitled to vote at the meeting. No meeting shall continue with the transaction of business in the absence of a quorum.

         Subject to Section 5.10, all questions before the Shareholders shall be decided by a majority of those voting. The Chairman of the meeting of the Shareholders shall be decided by a majority of those voting. The Chairman of the meeting of the Shareholders will not have a second or deciding vote.

         Notwithstanding the provisions of this subsection 5.12, if proper notice of a meeting of the Shareholders is given and a quorum of Shareholders is not present, then a meeting of the Shareholders may thereafter be held on 48 hours written notice of the second meeting to transact the business set forth in the original notice and, subject to the Bylaws and the Act, any Shareholders present at that meeting shall constitute a quorum for the transaction of the business set out in the original notice in respect of that meeting and such business may be transacted by a majority of voting Shares of Shareholders in attendance at the meeting.

5.13 Key Person Insurance. The Corporation covenants with the Shareholders that the Corporation will insure and keep insured the life of Sagman under a policy of "key person life insurance" in the amount of $1,000,000 with the Corporation as the sole beneficiary under such policy.

5.14 Auditors. The Board shall have the responsibility of selecting auditors for the Corporation, subject to the approval of NRC.

5.15 STOCK OPTIONS AND WARRANTS. The Corporation hereby discloses that there are no outstanding stock options or warrants, other than those listed in the recitals to this Agreement.


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


ARTICLE 6 - FINANCIAL & ACCOUNTING PRACTICES

6.1      Financial Information.

         a) The Corporation shall deliver to all Shareholders within forty-five (45) days of the financial year end of the Corporation one copy of its annual financial statements, which shall be prepared on a consolidated basis and be audited by independent auditors of the Corporation. Such statements shall include a balance sheet and a statement of income, retained earnings and changes in financial position, together with all supporting schedules and working papers. Such financial statements shall be signed by an authorized officer of the Corporation and shall be accompanied by a report of the auditors of the Corporation (which report shall not be qualified).

         b) The Corporation shall furnish to its Shareholders no later than thirty (30) days prior to the end of the financial year ending March 31, 2000, and thereafter no later than thirty
                  (30) days prior to the end of each financial year an Annual Business Plan for the next financial year which shall consist of the detailed budget for such financial year providing information supplementary to and consistent with the Business Plan (as same may be amended from time to time). For the purposes of this Agreement, "ANNUAL BUSINESS PLAN" means, for any financial year, monthly detailed pro forma balance sheets, income statements and statements of changes in financial position for the Corporation prepared in accordance with generally accepted accounting principles on a consolidated basis and approved by its Board of Directors together with such explanations, notes and information which in the reasonable opinion of the Corporation explain and supplement the information so provided and a capital expenditure plan indicating the nature and amount of capital expenditures proposed to be incurred in such financial year.

         c) The Corporation shall also provide its Shareholders a monthly financial report within thirty (30) days after the end of each month which report shall consist of a balance sheet and income statement, including year-to-date information.

         d) The Corporation shall also deliver to each of its Shareholders within thirty (30) days after the end of each financial quarter one copy of its unaudited quarterly financial statements which shall be prepared on a consolidated basis and shall include the balance sheet and statements of income, retained earnings and changes in financial position, together with all supporting schedules and notes to the financial statements; and

         e) The Corporation shall also furnish to each of its Shareholders within thirty (30) days after the end of each financial quarter a Progress Report. For purposes of this Agreement, "Progress Report" means, for the period in question, a written report describing and summarizing the activities being undertaken by the Corporation, which report shall include a summary of all progress made toward established scientific and corporate milestones and any recommendation to change any such milestones, if necessary.

6.2 Maintain Books. The Corporation shall maintain accurate and complete books and records of all transactions, receipts, expenses, assets and liabilities of the Corporation in accordance with generally accepted accounting principles, consistently applied as approved and adopted by the Board.

6.3 Review of Books. The Shareholders agree that NRC, Medarex and Credifmance shall, at its own expense, be entitled to appoint a representative, agent or designee to review, on reasonable notice, all books, documents and records of the Corporation and shall be entitled to make copies thereof for their oven purposes. NRC and its respective representatives, agents and designees shall have the right to discuss at any time with management personnel of the Corporation, such matters pertaining to the financial position, operations, investments and financings as may be of interest to NRC or such representative, agent or designee from time to time.

6.4 FISCAL YEAR. The fiscal year of the Corporation shall end on the 31 st day of March in each year, or such other date as is agreed to by the Board.

6.5 OBLIGATIONS OF A PUBLIC COMPANY. The Corporation acknowledges that Medarex is a public company and that the Corporation shall cause its officers, directors, employees, auditors and other professional advisors to provide Medarex and its respective officers, directors, employees, auditors and other professional advisors with reasonable access on prior written notice and during normal business hours to financial and other information which is reasonably requested regarding the Corporation and its Subsidiaries, and to otherwise co-operate reasonably with Medarex, and its officers, directors, employees, auditors and other professional advisors to enable Medarex to satisfy the reporting and other obligations imposed on Medarex by the Securities Exchange Commission ("SEC") and any other regulatory authorities to the extent that Medarex is subject to such laws and regulations.

ARTICLE 7 - SALE AND ISSUANCE OF SHARES

7.1      SALE AND ISSUE RESTRICTIONS.

         a) Except as otherwise set forth in this Agreement, none of the Shareholders may sell, grant an option to sell, encumber, pledge or create a security interest in or otherwise deal with any of its Shares in the Corporation provided however that Shares may be pledged to the banker of the Corporation from time to time as security for indebtedness of the Corporation owed to such banker.

         b) No proposed dealing with any Shares (including the issuance thereof) in violation of this Agreement shall be valid, and the Corporation shall not record or transfer any of the Shares dealt with in violation of this Agreement in the records of the Corporation nor shall any voting rights attached to such Shares be exercised, nor shall any dividends be paid on such Shares during the period of such violation. Such disqualification shall be in addition to and not in lieu of any other remedies to enforce the provisions of this Agreement.

         c) Notwithstanding anything else herein contained, every transfer of all or a portion of the Shares held by a Shareholder, and any issue of Shares by the Corporation, in addition to the requirements of the Articles, shall be subject to the condition that the proposed transferee, or holder, if not already bound by this Agreement, shall first enter into an agreement with the other parties hereto to be bound hereby. For greater certainty, but without limiting the foregoing, each of the Shareholders shall be bound by the provisions of this Agreement in respect of any Shares which may be acquired by such Shareholder after the date hereof in accordance with the provisions of this Agreement.

7.2 Offer. If at any time a Shareholder or group of Shareholders, acting in concert (hereinafter collectively referred to as the "Selling Shareholder"), desires to sell to a third party with whom the Selling Shareholder is dealing at Arm's Length all but not less than all of the Shares of the Selling Shareholder, the Selling Shareholder shall obtain from the third party a bona fide offer in writing which offer shall be irrevocable for a period of 45 days (hereinafter in this Section 7.2 and Sections 7.3, 7.4 and 7.5 referred to as the "Offer") which it is ready and willing to accept, to purchase all of the Shares for the amount thereof set forth in the Offer by cash or certified cheque and shall give notice in writing to the other Shareholders of the receipt of the Offer within 10 days thereof together with a copy thereof. The Offer may but need not also provide for the purchase of indebtedness owed by the Corporation to the Selling Shareholder. 11

7.3 Tag-Along and Purchase Rights. If NRC is not a Selling Shareholder, under Section 7.2, NRC shall have the right to elect, by notice in writing to the Selling Shareholder, within 30 days from the date of receipt of a copy of the Offer, to:

         a) as a condition precedent to any sale of the Shares by the Selling Shareholder, require the third party to amend the Offer to provide for the purchase of that number of Shares which are the subject matter of the Offer such that each of the Selling Shareholder and NRC shall sell from their respective holdings of Shares a fraction of the number of Shares which are the subject matter of the Offer, which fractions shall have as their numerators, in the case of Selling Shareholder, the number of Shares held by the Selling Shareholder, and in the case of NRC, the number of Shares held by NRC, and the denominator of both such fractions shall be the sum of the number of Shares held by the Selling Shareholder and NRC, for the same price per Share, and at the same time and on the same terms and conditions as contained in the Offer, in which case NRC shall become a "Selling Shareholder" for purposes of this Article 7; or

         b) if the Selling Shareholder is not NRC, as a condition precedent to any sale of the Shares by the Selling Shareholder, require the third party to amend the Offer to provide for the purchase of all of the Shares (or such lesser number as is the subject matter of the Offer) held by NRC, for the same price per Share, and at the same time and on the same terms and conditions as contained in the Offer, in which case NRC shall become a "Selling Shareholder" for purposes of this
                  ARTICLE 7.

7.4      RIGHT OF FIRST REFUSAL. Except in the case where Section 7.6 or Section
         7.9 shall apply, the other Shareholders shall have the irrevocable right, exercisable by written notice given to the Selling Shareholder within 30 days after the giving of the notice by the Selling Shareholder, to purchase all but not less than all of the Shares of the Selling Shareholder or, if NRC has exercised its option set forth in
         Section 7.3, the number of Shares of the initial Selling Shareholder and of NRC which are the subject matter of the Offer (in either case, the "Selling Shareholders Shares"), and, if provided for in the Offer, indebtedness owed by the Corporation to the Selling Shareholder on the terms and conditions and for the amount set forth in the Offer by cash or certified cheque pro rata in proportion to their respective holdings of Shares (or in such other proportions as they may agree among themselves). In the event that one or more of the Shareholders elects to purchase his or its pro rata proportion of the Selling Shareholders Shares and, if applicable, indebtedness owed to the Selling Shareholder and one or more of the Shareholders declines to elect to so purchase, the Shareholder(s) electing to so purchase shall have the further right and option, exercisable by notice in writing within 5 days of being notified by the Selling Shareholder that one or more of the Shareholders has declined to so purchase, to purchase the remaining Selling Shareholders Shares and, if applicable, indebtedness owed to the Selling Shareholder on the same terms and conditions and for the amount set forth in the Offer by cash or certified cheque pro rata in proportion to their respective holdings of Shares of such Shareholders (or in such other proportions as they may agree among themselves). If there shall remain Shares which no Shareholder has elected to purchase, notwithstanding that one or more Shareholders has elected to purchase Selling Shareholders Shares pursuant to this Section 7.4, the right of any Shareholders to acquire the Selling Shareholders Shares and, if applicable, the indebtedness owed to the Selling Shareholder shall be null and void and the provisions of Section 7.5 shall apply.

7.5 Sale of Shares. Right of First Refusal Not Exercised. If following compliance with Section 7.4 there shall remain Shares which no Shareholder has elected to purchase, the Selling Shareholder shall accept the Offer and complete the transaction with the said third party in accordance with the terms and conditions of such third party's Offer and the parties hereby agree to take all steps and proceedings required to have such third party entered on the books of the Corporation as a shareholder and, if applicable, as a debtholder of the Corporation, provided that if the sale of such Shares to the third party is not completed, the provisions of Article 7 shall again apply to any proposed sale of Shares. The Selling Shareholder is hereby irrevocably appointed the agent and attorney of the Shareholders and each of them for the purposes of effecting registration of the third party 12 as a Shareholder of the Corporation. The Board of Directors or the Shareholders (including the Selling Shareholder), as the case may be, before consenting to the transfer of the purchased Shares to the third party, shall require proof that the sale took place in accordance with the third party's Offer and the Board of Directors shall refuse the recording of the transfer of the purchased Shares which may have been sold otherwise than in accordance with the provisions of such Offer and of this Agreement.

7.6 DRAG-ALONG RIGHTS. If any of the Shareholders receive a Take-Over Bid, as hereinafter defined, which such Shareholder(s) wish to accept, such recipient Shareholder(s) shall forthwith provide a copy of the Take-Over Bid to the other Shareholders together with a notice that he, she or it wishes to invoke the provisions of this Section 7.6 in which case if Shareholders holding not less than 60% of the total number of issued and outstanding Shares wish to accept such Take-Over Bid, such Shareholders shall have the right to require the other Shareholders, on 10 days notice in writing to such other Shareholders, to sell all of the Shares held by them to the third party pursuant to the terms of the Take-Over Bid for the amount set forth in the Take-Over Bid. The Corporation is hereby irrevocably appointed the agent and attorney of all the Shareholders and each of them for the purposes of effecting registration of the third party as a Shareholder and, if applicable, debtholder of the Corporation in completing the sale of the Shares of such other Shareholders to the third party in accordance with this
         Section 7.6. For purposes hereof, "TAKE-OVER BID" shall mean an offer for all of the Shares made by a third party dealing at Arm's Length with all of the Shareholders and the Corporation which complies with the following:

         a) the purchase price shall in no event be less than $3.00 and shall be paid in cash or, certified cheque or bank draft, in full, at the closing;

         b) the Take-Over Bid must provide for a purchase of the Preferred Shares at a price which is the greater of (i) the amount per Preferred Share as would have been payable had all Preferred Shares been converted to Common Shares pursuant to the provisions of the Articles immediately prior to the purchase and (ii) redemption price per Preferred Share contained in the Articles;

         c) the Take-Over Bid shall not provide for the provision of management, consulting or other fees, the payment for any non-competition covenant, or the payment of salary which NRC in its sole discretion determines to be reasonably attributable to the purchase price as opposed to, fair consideration for future services to be rendered by the Shareholders or any of their Affilites, including the purchaser, or any other Person with whom the Shareholder does not deal at arm's length. In addition, no other consideration may be paid by the offeror or its Affiliates otherwise than as set forth in the offer;

         d) NRC shall be required to represent and wan-ant only that (i) its Shares are owned by it with a good and marketable title thereto, free and clear of any liens, charges, mortgages and encumbrances, (ii) it has the power to convey the Shares, and

         e) the liability of NRC under the purchase agreement including, without limitation, liability for a breach of representation or warranty or for a claim under an indemnity shall be several and not joint and several and shall not, under any circumstances, exceed the lesser of its pro rata proportion of any claim and the purchase price payable to NRC ; and

         f) the Take-Over Bid shall contain no provision which would prevent or restrict NRC's ability to make investments in any business.

7.7 RIGHTS OF PURCHASER. Any purchaser of Shares from any Shareholder in accordance with the provisions of this Agreement shall be entitled to all of the benefits accruing to such Shareholder hereunder and shall be subject to the obligations of such Shareholder hereunder. 13

7.8 Ranking of Shares. Notwithstanding anything herein contained to the contrary, no offer for the purchase of the Shares shall be made by a party hereto or considered or accepted by a party hereto unless the purchase price contained in the offer attributable to each Preferred Share is the greater of (i) the amount per Preferred Share as would have been payable had all Preferred Shares been converted to Common Shares pursuant to the provisions of the Articles immediately prior to the purchase and (ii) redemption price per Preferred Share contained in the Articles.

ARTICLE 8 - NON-COMPETITION

8.1 Non-Competition. For the period ending on the second anniversary of the date that any Shareholder ceases directly or indirectly to be a Shareholder (the "RESTRICTED PERIOD"), such Shareholder, other than NRC and Medarex, shall not, on his or her own behalf or on behalf of or in connection with any Person, directly or indirectly, in any capacity whatsoever including as an employer, employee, mandatary, principal, agent, joint venturer, partner, shareholder or other equity holder, independent contractor, licensor, licensee, franchiser, franchisee, distributor, consultant, supplier, trustee or by and through any corporation, company, cooperative, partnership, trust, entity with juridical personality, unincorporated association or otherwise carry on, be engaged in, have any financial or other interest in or be otherwise commercially involved in any endeavour, activity or business in all or part of the Territory which:

         a) Subject to the provisions of Section 8.6, is substantially the same as or in competition with the Corporation's Business or the Subsidiaries' Business; or

         b) In any way involves the acquisition, reorganization or consolidation of Persons engaged in the Corporation's Business or the Subsidiaries' Business.

8.2 NON-SOLICITATION OF CUSTOMERS. For the period ending on the second anniversary of the date that any Shareholder ceases directly or indirectly to be a Shareholder, such Shareholder, other than NRC and Medarex, shall not, on his or her own behalf or on behalf of or in connection with any other Person, directly or indirectly, in any capacity whatsoever including as an employer, employee, mandatary, principal, agent, joint venturer, partner, shareholder or other equity holder, independent contractor, licensor, licensee, franchiser, franchisee, distributor, consultant, supplier, cooperative, partnership, trust, entity with juridical personality, unincorporated association or otherwise in connection with the Corporation's Business or the Subsidiaries' Business:

         a) Canvass or solicit the custom of (or procure or assist the canvassing or soliciting of the custom of) any customer of the Corporation or its Subsidiaries;

         b) Accept (or procure or assist the acceptance of) any business from any customer of the Corporation or its Subsidiaries;

         c) Canvass or solicit the custom of (or procure or assist the canvassing or soliciting of the custom of) any Prospective
                  Customer:

         d) Accept (or procure or assist the acceptance of) any business from any Prospective Customer;

         e) Supply (or procure or assist the supply of) any goods or services to any customer of the Corporation or its Subsidiaries; or

         f) Supply (or procure or assist the supply of) any goods or services to any Prospective Customer.

8.3 Non-Solicitation of Employees. For the period ending on the second anniversary of the date that any Shareholder ceases directly or indirectly to be a Shareholder, such Shareholder shall not, on his or her own behalf or on behalf of or in connection with any other Person, directly or indirectly, in any capacity whatsoever including as an employer, employee, mandatary, principal, agent, joint venturer, partner, shareholder or other equity holder, independent contractor, licensor, licensee, franchiser, franchisee, distributor, consultant, supplier, trustee, or by and through any corporation, company, cooperative, partnership, trust, entity with juridical personality, unincorporated association or otherwise:

         a) Employ, offer employment to or solicit the employment or engagement of or otherwise entice away from the employment of the Corporation or the Subsidiaries any individual who is employed by the Corporation at the time that such person ceases to be a Shareholder whether or not such individual would commit any breach of his contract or terms of employment by leaving the employ of the Corporation or the Subsidiaries, or

         b) Procure or assist any Person to employ, offer employment or solicit the employment or engagement of or otherwise entice away from the employment of the Corporation or the Subsidiaries any individual who is employed by the Corporation or the Subsidiaries at the time that such person ceases to be a Shareholder whether or not such individual would commit any breach of his contract or terms of employment by leaving the employ of the Corporation or the Subsidiaries.

8.4 Non-Interference. Such Shareholder ceasing directly or indirectly to be a Shareholder shall not on its own behalf or on behalf of or in connection with any other Person, directly or indirectly, in any capacity whatsoever including as an employer, employee, mandatary, principal, agent, joint venturer, partner, shareholder or other equity holder, independent contractor, licensor, licensee, franchiser, franchisee, distributor, consultant, supplier, trustee, or by and through any corporation, company, cooperative, partnership, trust, entity with judicial personality, unincorporated association or otherwise, interfere or attempt to interfere with the Corporation's Business or the Subsidiaries' Business or persuade or attempt to persuade any customer, Prospective Customer, employee or supplier of the Corporation or any of the Subsidiaries to discontinue or alter such Person's relationship with the Corporation or any of the Subsidiaries.

8.5 PORTFOLIO EXCEPTION. Such Person ceasing to be a Shareholder and the shareholders of such Shareholder shall not be in default under this Agreement by virtue of his holding as a passive investor not more than five percent (5%) of the issued and outstanding shares of a corporation, the shares of which are listed on a recognized stock exchange within the Territory and with which such Person has no other connection whatsoever.

8.6 PROVISO. Nothing in this Article 8 shall derogate from a Shareholder's obligation to comply with Article 13 of this Agreement.

ARTICLE 9 - REPRESENTATIONS AND WARRANTIES

9.1 General. Each Shareholder hereby represents and warrants to each of the other Shareholders and to the Corporation that such Shareholder:

         a) is neither a party to nor bound by any agreement regarding the ownership of its Shares, other than this Agreement or an agreement to effect a transfer of Shares in accordance with the terms of this Agreement;

         b) is not a party to, bound by or subject to any indenture, mortgage, lease, agreement, instrument, charter or bylaw provision, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur as a result of the execution and delivery by such Shareholder of this Agreement or the performance by such Shareholder of any of the terms hereof; and

         c) owns its Shares beneficially and as of record with good and marketable title thereto free and clear of all legal rights and encumbrances.

9.2 THE CORPORATION. The Corporation hereby represents and warrants to each Shareholder that, as at the date of this Agreement:

         a)       the Corporation is a Florida corporation;

         b) the Corporation carries on no business other than the Corporation's Business;

         c) there are no outstanding options or agreements by the Corporation to issue securities in the capital of the Corporation and no understandings capable of becoming such agreements, other than those options described in the recitals to this Agreement; and

         d)       the recitals to this Agreement are true and correct.

ARTICLE 10 - ADDITIONAL CAPITAL

10.1 RELATED PARTY Loans. All loans from any Related Party shall be made on commercially reasonable terms and conditions.

         a) Such loans are hereby expressly subordinated, to the extent and in the manner provided in this Section 10.1, without any further action or documentation whatsoever being necessary to give effect to such subordination, in right of payment to the prior payment in FULL OF ALL other obligations of the Corporation for borrowed money, including without limitation the Preferred Shares, all charges and security interests created thereby and all indebtedness, liabilities and obligations secured thereby (collectively, the "OTHER INDEBTEDNESS").

         b) In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings relative to the Corporation or to its property or assets, or in the event of any proceedings for voluntary liquidation, dissolution or other winding-up of the Corporation, whether or not involving insolvency or bankruptcy, or any marshaling of the assets and liabilities of the Corporation (collectively referred to as a "PROCEEDING"), the holders of Other Indebtedness shall be entitled to receive payment in full of all the Other Indebtedness before any lending Related Party shall be entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities which may be payable or deliverable in any such event in respect of his, her or its Related Party loan.

         c) Upon any payment or distribution of assets of the Corporation referred to in this Section 10.1, any lending Related Party shall be entitled to call for and rely upon a certificate, addressed to such lending Related Party, of the person making any such payment or distribution for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Other Indebtedness and other indebtedness of the Corporation, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 10.1.

         d) Subject to the payment in full of all Other Indebtedness, any lending Related Party shall be subrogated to the rights of the holders of Other Indebtedness to receive payments and distribution of assets of the Corporation in respect of and on account of Other Indebtedness, to the extent of the application thereto of moneys or other assets which would have been received by such lending Related Party but for the provisions of Section 10.1, until the principal of and interest on the Other Indebtedness shall be paid in full. No payment or distribution of assets of the Corporation to the lending Related Party which would be payable or distributable to the holder of Other Indebtedness pursuant to this Section 10.1 shall (to the extent paid over to or held for the account of holders of Other Indebtedness), as between the Corporation, its creditors (other than the holders of0ther Indebtedness) and such lending Related Party, be deemed to be a payment by the Corporation to or on account of such lending Related Party, it being understood that the provisions of this Section
                  10.1 are, and are intended, solely for the purpose of defining the relative tights of the lending Related Party, on the one hand, and the holders of the Other Indebtedness on the other hand. Nothing contained in this Section 10.1 is intended to or shall impair, as between the Corporation and its creditors (other than the holders of Other Indebtedness and the lending Related Party), the obligation of the Corporation, which is unconditional and absolute, to pay to the lending Related Party the principal of and interest on his, her or its Related Patty loan and any other amounts payable under his, her or its Related Party loan as and when the same shall become due and payable in accordance with the terms hereof, or to affect the relative tights of the lending Related Patty and creditors of the Corporation, other than the holders of the Other Indebtedness, nor shall anything herein or therein prevent the lending Related Patty from exercising all remedies otherwise permitted by applicable law upon default under his, her or its Related Patty loan subject to the rights, if any under this
                  Section 10.1, of the holders of Other Indebtedness upon the exercise of any such remedy.

         e) In the event that, notwithstanding the foregoing provisions of this Section 10.1, the lending Related Party shall have received any payment after a Proceeding has commenced before all Other Indebtedness has been paid in FULL, THE lending Related Patty shall hold such payment in trust for the benefit of the holders of Other Indebtedness and shall forthwith upon the completion of the Proceeding pay such payment over to such holders of Other Indebtedness for application against unpaid Other Indebtedness.

         f) For greater certainty, this Section 10.1 shall not be construed so as to prevent the lending Related Patty from receiving and retaining any payments on account of his, her or its Related Party loan which are made (A) in a manner that is consistent with the terms of his, her or its Related Party loan and (B) at any time when no event of default, as defined in any Other Indebtedness or the instrument creating the same, has occurred and is continuing and in respect of which notice has been given by or on behalf of the holders of Other Indebtedness to the Corporation and the Related Party. Until written notice shall be given to the Related Patty by or on behalf of any holder of any Other Indebtedness of the occurrence of any default with respect to such Other Indebtedness or the existence of any other facts which would have the result that any payment with respect of any Related Patty loan would be in contravention of the provisions of this
                  Section 10.1, the lending Related Party shall be entitled to assume that no such default has occurred, or that no such facts exist.

         g) The holders of Other Indebtedness shall be entitled to rely and shall be third patty beneficiaries of the provisions of this Section 10. 1.

         h) The provisions of this Section 10.1 shall have no application to loans made by NRC to the Corporation.

10.2 FUTURE DEBT FINANCING. If the Corporation requires additional capital by way of debt, it shall first advise NRC of its requirements in writing. Upon receiving such notice, NRC shall have 10 days within which to notify the Corporation if it wishes to provide the required financing on such terms and conditions as may be negotiated between such parties. During that time, the Corporation shall provide to NRC, at its request, all such information as NRC may reasonably require to make its determination. In the event that the parties are unable to agree upon the terms of the financing within such 45 day period, the Corporation shall deliver, within 5 days following the expiry of such 45 day period, a term sheet outlining the terms and conditions upon which it would be prepared to proceed with the financing. NRC shall have a further period of 5 days within which to accept or reject the terns of financing. In the event that either NRC rejects the terms of financing or fails to give notice within the prescribed time period as aforesaid, the Corporation shall be free to pursue obtaining its debt financing with other Persons on terms no less favourable to the Corporation or more favourable to such Persons than those set forth in the tern sheet provided to NRC .

10.3 FUTURE EQUITY FINANCINGS. If the Corporation requires additional capital by way of equity, the Corporation shall provide written notice to the Shareholders specifying the terms and conditions of the proposed equity issue including the amount of financing to be raised, the type of security to be issued, the price per security to be issued and the target completion date. Each Shareholder shall have the irrevocable right, exercisable by written notice given to the Corporation within 15 days after the giving of above notice by the Corporation, to participate in the equity financing on a pro rata basis based on the number of Shares held by such Shareholder on the terms and conditions set forth by the Corporation. In the event that one or more Shareholders elects to subscribe for his or its pro rata proportion of the proposed equity issue and one or more Shareholders declines to so subscribe, the Shareholder(s) electing to so subscribe shall have the further right and option, exercisable by notice in writing within 5 days of being notified by the Corporation that one or more Shareholders has declined to so subscribe, to subscribe for the remaining equity on the same terms and conditions as set forth by the Corporation in proportion to their respective holdings of Shares (or in such other proportions as they may agree among themselves). The foregoing procedure shall be repeated as often as is necessary until the equity issue is fully subscribed or until there remains equity which no Shareholder has elected to subscribe for. If there remains equity which no Shareholder has elected to subscribe for, the Corporation may elect to proceed with the equity financing in an amount equal to the amount subscribed for under this Section 10.3 or decline to proceed and to pursue its equity capital requirements through other sources on terms and conditions no more favourable than the terms and conditions specified to the Shareholders.

10.4 EXCEPTIONS TO PRE-EMPTIVE RIGHTS. Notwithstanding Section 10.3 hereof, no Shareholder shall have any rights thereunder in respect of

         a) the issue of any options or shares of the Corporation pursuant to a stock option plan for employees and other persons approved by the Board of Directors, or pursuant to option or other agreemen(pound) with employees of the Corporation approved by the Board of Directors (or the Compensation Committee) and in each case consented to in accordance with
                  Section 5.10 hereof;

         b) shares issued as a stock dividend or pursuant to the exercise of conversion privileges, options (including options under the Stock Option Plan) or rights previously granted by the Corporation in accordance with Section 10.3; or

         c) the issue of any shares of the Corporation under the exercise of any warrants or option agreements described in the recitals to this Agreement.

ARTICLE 11 - DEMAND AND PIGGYBACK REGISTRATION RIGHTS

11.1     a)       Each of the Shareholders may, at any time after the completion by the Corporation of an Initial Public Offering, on its own or in conjunction with one or more other Shareholders' request the Corporation in writing (a "Request") to register Shares owned by such Shareholder(s) under the United States
                  Securities Act (if, at such time, the Corporation has previously registered any Shares under the United States
                  Securities Act). Upon receipt of such Request, subject to the provisions of Subsection 11.1 (b) hereof, the Corporation shall use all reasonable efforts to cause the Shares specified in the Request to be registered or qualified for distribution, as the case may be in accordance with the following provisions of this Article 11 as soon as reasonably practicable so as to permit the sale thereof and in connection therewith prepare and file, in such appropriate form as the Corporation in its discretion shall determine, a registration statement under the United States Securities Act to effect such registration and seek to have such registration statement become effective as promptly as practicable; provided however, that each such Request shall: (i) specify the number of Shares proposed to be offered and sold, (ii) express the present intention of the Shareholder(s) making the Request to offer or cause the offering of such Shares for distribution, (iii) describe the nature or method required by such Shareholder(s) in respect of the proposed offer and sale thereof and (iv) contain the undertaking of such Shareholder(s) to provide all such information and materials and take all such action within its control and knowledge as may be required in order to permit the Corporation to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such registration if applicable. Upon any registration becoming effective or any Shares becoming qualified for distribution, as the case may be pursuant to this Article 11, the Corporation shall use its reasonable commercial efforts to keep such registration statement or prospectus, as the case maybe, current for a period of 120 days.

         b) The Corporation shall not be required to register any Shares or qualify any distribution pursuant to Subsection 11.1 (a) hereof more often than once in any six (6) month period and, in any event, unless the proposed aggregate sale price of the Shares specified in the Request is greater than $1,000,000.

         c) The Corporation shall be entitled, no more than once in any twelve (12) month period, to postpone, for a period of time (which shall not exceed 60 days without the consent of a majority of the Shareholders who have made a Request (the "Majority Requesting Shareholders")), the Request for a demand offering under this Section 11.1 (which postponement shall also apply for the purposes of Section 11.2) if the Corporation determines, in the good faith exercise of its reasonable business judgment, that such Request could materially interfere with a bona fide financing, acquisition or other material business plans of the Corporation or would require disclosure of non-public information, the PREMATURE disclosure of which could materially, negatively and adversely affect the Corporation or such transaction. If the Corporation postpones the demand offering requested under this Section 11.1, the Corporation shall promptly (but not later than three Business Days following the determination to postpone the demand offering) notify the Shareholders who have delivered a Request, as well as the Demanding Shareholders (as hereinafter defined), if applicable, of the determination to postpone the demand offering and of the facts on which such determination is based. If the Corporation postpones the demand offering requested under this Section 11.1, the Corporation shall promptly (but not later than three Business Days afterwards) notify the Shareholders who have delivered a Request, as well as the Demanding Shareholders (as hereinafter defined), if applicable, when the events or circumstances permitting such postponement have ended and at that time shall proceed with the demand offering as requested and in accordance with this Agreement. If the Corporation shall postpone the demand offering pursuant to this Subsection 11.1(c), then any related Request may thereafter be withdrawn by the Shareholder(s) giving notice of withdrawal to the Corporation. Upon such withdrawal, the withdrawn Request shall not count as an exercise of the demand registration rights granted herein.

11.2     a)       If at any time after the completion of an Initial Public
                  Offering, one or more Shareholder(s) proposes to deliver a Request to the Corporation (in this Article 11, the "Demanding
                  Shareholders"), the Demanding Shareholders shall, contemporaneously with its delivery of a Request to the Corporation, give written notice (the "Offer Notice") to the other Shareholders (the "PARTICIPATING SHAREHOLDERS") SETTING forth the same information asset out in the Request. Upon receipt of an Offer Notice, the Participating Shareholders shall be entitled, on written notice (the "Participating
                  Notice") to the Corporation and the Demanding Shareholder(s), within ten days after receipt of the Offer Notice, to send notice to the Corporation and the Demanding Shareholder(s) specifying the number of Shares which the Participating Shareholder wishes to have registered under the registration or qualified under the prospectus referred to in the Request. Upon receipt by the Corporation of one or more Participating Notices from Participating Shareholder(s), the Corporation shall, subject to the provisions of Section 11.2(b) hereof, use all reasonable efforts to cause the Shares specified in the Participating Notice(s) to be registered or qualified for distribution, as the case may be, so as to permit the sale thereof contemporaneously with the registration or qualification of the Shares of the Demanding Shareholder pursuant to its Request in the same manner and on the same terms and conditions as the Shares of the Demanding
                  Shareholder.

         b) If the underwriter(s) or agent(s) retained by the Demanding Shareholder(s) in connection with the sale of Shares pursuant to a registration or qualification referred to in this Article 11, if any, advises that, in its sole opinion, the inclusion in such registration or qualification of any or all of Shares proposed to be included by one or more of the Participating Shareholder(s) as stated in the Participating Notice(s) would not be appropriate, then the number of Shares of all such Shareholder(s) to be included in such registration shall be reduced to such number (including nil) as such underwriter(s) or agent(s) advises could be included in such registration or qualification without interfering with the successful marketing of the Shares proposed to be sold by the Demanding Shareholder and the Participating Shareholder(s) under such registration or qualification or the price at which such Shares would be sold and each Demanding Shareholder and Participating Shareholder shall be entitled to sell up to its Proportionate Amount (which for these purposes is the proportion which the number of Shares beneficially owned by it bears to the number of Shares owned by all of the Demanding Shareholders and Participating Shareholders) of the number, if any, which such underwriter(s) or agent(s) advised would be able to be sold by such Shareholders without adversely affecting the successful and profitable marketing of the Shares proposed to be sold by the Demanding and Participating Shareholders.

11.3     a)       In addition to the rights provided in Sections 11.1 and 11.2 hereof, at any time after the completion of an Initial Public
                  Offering, the Corporation shall, as soon as reasonably practicable but in any event not less than 15 days prior to the filing of any registration statement under the United
                  States Securities Act relating to the public offering of Shares or any security of the Corporation convertible into or exercisable for any Shares, by the Corporation or any of its shareholders, give written notice of such proposed filing and of the proposed date thereof to each of the Shareholders who at such time own at least 5% of the outstanding fully-participating shares of the Corporation, and if, on or before the 5th day following the date on which such notice is given, the Corporation shall receive a written request that the Corporation include among the securities covered by such registration statement or prospectus the Shares owned by any of such Shareholders (or such part thereof proposed by any of them) for offering for sale in a manner and on terms set forth in such request, the Corporation shall include such Shares in such registration statement or prospectus, if filed, so as to permit such Shares to be sold or disposed of in the manner and on the terms of the offering thereof set forth in such request;

         b) Notwithstanding the foregoing. if the underwriter(s) or agent(s) retained by the Corporation in connection with the proposed public offering, if any, advises at any time that, in its sole opinion, the inclusion in the proposed offering, of Shares owned by the Senior Management Group, proposed to be included in such offering would not be appropriate then the Senior Management Group shall be deemed to have withdrawn their respective notices requesting that such Shares be included in the proposed offering; and

         c) Notwithstanding the provisions of Subsection 11.3(a), but subject to Subsection 11.3(b), if the underwriter(s) or agent(s) retained by the Corporation in connection with the proposed offering, if any, advises at any time that, in its sole opinion, the inclusion in such offering of Shares owned by the Shareholders proposed to be included in such offering would not be advisable, then the maximum number of Shares owned by the Shareholders proposed to be included in such offering shall be reduced to such number (including nil) as such underwriter(s) or agent(s), in its sole discretion, advises could be included in such offering without adversely affecting the successful and profitable marketing of the Shares proposed to be issued by the Corporation or the price at which such Shares would be sold, and each Shareholder shall be entitled to sell up to its Proportionate Amount (which for these purposes is the proportion which the number of Shares beneficially owned by it bears to the number of Shares owned by all of the Shareholders) of the number, if any, which such underwriter or agent advised would be able to be sold by such Shareholders without adversely affecting the successful and profitable marketing of the Shares proposed to be issued by the Corporation or the price at which such Shares would be sold.

         d) Notwithstanding Section 11.3 (a) the Corporation shall not be required to include in the registration statement or prospectus contemplated by Section 11.3 (a) any shares requested to be so included by any Shareholder unless the proposed aggregate sale price of the securities proposed to be offered by the Corporation and the Shares of the Shareholders that would otherwise be included in such registration statement or prospectus is at least $2.5 million;

11.4 The Corporation shall be responsible for the preparation of any registration statement, prospectus, agreements or documents and related papers and filings in connection with this Article 11 hereof and except to the extent otherwise required by law (including, without limitation, the policies or rules of any applicable securities regulation authority), shall pay all expenses relating to such registration, provided however, that each of the Shareholders hereby agrees to be liable for and pay directly its own legal fees and disbursements, if any, and any underwriting discounts and commissions applicable to any sale of Shares by the applicable Shareholder.

11.5     a)       In connection with any offering of Shares registered or
                  qualified pursuant to this Agreement, the Corporation:

                  (i) shall furnish to each of the Shareholders such number of copies of any prospectus (including any preliminary prospectus) or registration statement and prospectus or registration statement supplement or amendment as it may reasonably request in order to effect the offering and sale of Shares to be offered and sold, but only while the Corporation shall be required under the provisions of this Agreement to cause the registration statement or prospectus to remain current; and

                  (ii) shall take such action as shall be necessary to qualify the shares covered by such registration under such provincial, blue sky or other U.S. state or Canadian securities laws for offer and sale as the Shareholder shall reasonably request. If requested in connection with an offering in accordance with
                           Section 11.1 or 11.2 hereof the Corporation shall enter into an underwriting agreement with a nationally recognized investment banking firm or firms selected by the Shareholders requesting the registration of their Shares and approved by the Corporation (which approval will not be unreasonably withheld) containing representations, warranties, indemnities and agreements then customarily included by an issuer in underwriting agreements with respect to secondary distributions.

         b) In connection with any offering of Shares registered pursuant to this Agreement, the Corporation shall, subject to applicable law:

                  (i) furnish each of the Shareholders requesting the registration of its Shares, at the Corporation's expense, with unlegended certificates representing ownership of the Shares being sold in such denominations as such Shareholder shall request: and

                  (ii) instruct the transfer agent and registrar of the Shares to release any stop transfer orders with respect to the Shares being sold.

11.6     a)       In the event of any qualification of Shares pursuant to this
                  Article 1 I hereof, the Corporation shall hold harmless and indemnify each of the Shareholders, any of the Shareholders' officers, directors and employees (collectively, the "INDEMNIFIED PARTIES") FROM and against any losses, claims, damages or liabilities to which any of them may be subject under any applicable securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any prospectus or registration statement under which such Shares were distributed, or any document incidental to the qualification or sale of such Shares, or which arise out of or are based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statement not misleading, or any violation by the Corporation of any applicable securities laws relating to action or inaction required by the Corporation in connection with such qualification or sale under such securities laws; provided, however, that the Corporation will not be liable in any case to any extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such prospectus, registration statement or document in reliance upon and in conformity with information furnished to the Corporation by any of Indemnified
                  Parties, specifically for use in the preparation thereof.

         b) The Shareholders agree to indemnify and hold harmless the Corporation, and each of its officers, directors, employees and each person, if any, who controls the Corporation within the meaning of either Section 15 of the United States Securities Act, or Section 20 of the United States Exchange Act, to the same extent as the foregoing indemnity from the Corporation to the Shareholders, but only with respect to information furnished in writing to the Corporation by the Shareholder expressly for use in any registration statement or prospectus contemplated in this Article 11. This indemnity agreement SHALL SURVIVE THE TRANSFER of such Shares by the Shareholder and will be in addition to any liability that the Shareholder may otherwise have.

         c) Each of the Indemnified Parties shall, promptly after receipt of notice of the commencement of any action against such Indemnified Party in respect of which indemnity may be sought pursuant to Subsection 11.6(a) hereof, notify the Corporation in writing of the commencement thereof. The omission of any Indemnified Party so to notify the Corporation of any such action shall not relieve the Corporation from any liability in respect of such action which it may have to such Corporation on account of the indemnity pursuant to Subsection I 1.6(a) hereof unless the Corporation was prejudiced by such omission, and in no event shall relieve the Corporation from any other liability which it may have to such Indemnified Party. In case any such action shall be brought against an Indemnified Party and it shall notify the Corporation of the commencement thereof the Corporation shall be entitled to assume the defense thereof, with counsel satisfactory to such Indemnified Party, and after notice from the Corporation to such Indemnified Party of its election so to assume the defense thereof the Corporation shall not be liable to such Indemnified Party under Subsection 11.6(a) hereof for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. No admission of liability shall be made by the Indemnified Party without the consent of the Corporation. If after having been notified by the Indemnified Party of the commencement of any action against such Indemnified Party in respect of which indemnity may be sought, the Corporation fails to assume the defense of such suit on behalf of the Indemnified Party within 10 days of receiving notice thereof, the Indemnified Party shall have the right to employ counsel in respect of the defense of such suit and the fees and expenses of such counsel shall be at the expense of the Corporation.

ARTICLE 12 - GENERAL MATTERS

12.1 No AGENCY OR PARTNERSHIP. Nothing contained in this Agreement shall make or constitute any party the representative, agent, principal or partner of any other party and it is understood that no party has the capacity to make commitments of any kind whatsoever or incur obligations or liabilities binding upon any other party.

12.2 Notice. Any notice, direction or other communication to be given under this Agreement shall be in writing and given by delivering it or sending it by telecopy or other similar form of recorded communication addressed:

         If to the Corporation at:         B. Twelve, Inc
                                           c/o 701 Northpoint Parkway
                                           Suite 330
                                           West Palm Beach, Florida 33407
                                           Attention:                       Dr. Uri Sagman
                                           Telephone:                       (561) 471-1002
                                           Telecopier                       (561) 471-5777

         If to Sagman at:                  Dr. Uri Sagman
                                           13 Old Forest Hill Road
                                           Toronto, Ontario
                                           MSP 2P6
                                           Telephone:                       (416) 486-6429
                                           Telecopier:                      (416) 481-1796

         If to Credifinance at:            1232 North Ocean Way
                                           Palm Beach, Florida 33480
                                           Attention:                Mr. Georges Benarroch
                                           Telephone:                       (561) 845-2849
                                           Telecopier.                      (561) 844-0517

         If to NRC at:                     New Researches Corporation
                                           10 rue Pierre Fatio
                                           CH-1204
                                           Geneva, Switzerland
                                           Attention:                   Mr. Michel Woodtli
                                           Telephone:                      (4122) 310 7150
                                           Telecopier                      (4122) 310 7610

         If to Benarroch:                  Georges Benarroch
                                           68 rue Spontini Paris
                                           75016 France
                                           Telephone:                        33-1-47275637

         If to MacAdam:                    Donald MacAdam
                                           Grace Street, P.O. Box 1288 Port
                                           Dover, Ontario
                                           NOA 1 NO


                                       23





                                           Telephone:                       (416) 802-8722
                                           Telecopier:                      (519) 583-3166


         If to Berger:                     Dr. Jean-Luc Berger
                                           207 Robert Hicks Drive
                                           North York, Ontario
                                           M3R 3R3
                                           Telephone:                       (416) 661-3521
                                           Telecopier:                      (416) 661-7596

         If to Lifmac:                     Lifinac, S.A.
                                           33 Avenue des Champs Elysees,
                                           75008
                                           Paris, France

                                           Attention:                       Mr. G. Serfati
                                           Telephone:                       33-15-856-2200
                                           Telecopier:                      33-15-856-2203

         If to Rupert's Crossing:          Rupert's Crossing
                                           1580 Guiness House
                                           727 7'(degree) Avenue S.W.
                                           Calgary, Alberta
                                           T2P OZ5

                                           Attention:                  Mr. Michael Binnion
                                           Telephone:                       (403) 777-1571

         If to Medarex:                    Medarex, Inc.
                                           707 State Road #206
                                           Princeton, New Jersey 08540

                                           Attention:     Vice President & General Counsel
                                           Telephone:                       (609) 430-2880
                                           Telecopier:                      (609) 430-2850

         Any such communication shall be deemed to have been validly and effectively given (i) if personally delivered, on the date of such delivery if such date is a Business Day and such delivery was made prior to 4:00 p.m. (Toronto time) and otherwise on the next Business Day, or (ii) if transmitted by telecopy or similar means of recorded communication on the Business Day following the date of transmission. Any Party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to such Party at its changed address.

12.3 ENDORSEMENT OF SHARE CERTIFICATES. Any and all certificates representing Shares now or hereafter beneficially owned by the Shareholders during the term of this Agreement shall have endorsed thereon, in bold type, the following legend:

                  "The securities evidenced by this certificate are subject to the terms of and disposition and transfer of such securities is restricted in accordance with, the provisions of an amended and restated unanimous shareholders' agreement made as of January 15, 2001 made between the Corporation and each and all of the holders of shares. A copy of the said agreement, together with all amendments and supplements thereto, is available for inspection from the Secretary of the Corporation on request and without charge at its registered office."

12.4 Assignment. Neither this Agreement nor any rights or obligations hereunder are assignable by the parties hereto without the prior written consent of the other parties hereto, subject to the rights of Shareholders to sell their Shares pursuant to the terms of this Agreement and provided that the purchaser of such Shares agrees to be bound hereby. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, legal personal representatives, successors and permitted assigns.

         COUNTERPARTS AND FACSIMILE. This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument. Any Party may execute this Agreement by facsimile which shall be deemed for all purposes to be an original.

12.6 PUBLICITY. Notwithstanding Section 13.1, NRC, Medarex and Credifinance shall have their respective right to disclose to whomsoever in any manner their ownership of shares in the capital of the Corporation and the debt owing (if any) by the Corporation to them.

ARTICLE 13 - CONFIDENTIALITY ARTICLE

13.1 CONFIDENTIALITY. The parties hereto agree to treat all information, data, reports and other records ("information") relating to the Corporation's Business as confidential and will not disclose such information to any other person other than their legal advisors or auditors without the prior written consent of the other parties; provided, however, that no Shareholder shall be liable for any such disclosure of such information of such Shareholder if such information:

         a) becomes generally available to the public other than as a result of a disclosure by the Shareholder or its representatives in violation of this Agreement;

         b) was available to the Shareholder on a non-confidential basis without violation of this Agreement prior to its disclosure by the Corporation or its representatives;

         c) becomes available to the Shareholder on a non-confidential basis without violation of this Agreement from a source other than the Corporation or its representatives provided that such source is not bound by a confidentiality agreement with the Corporation or a duty of confidentiality to or in respect of the Corporation to the knowledge of the Shareholder; or

         d) is required by law to be disclosed by the Shareholder, provided that the Shareholder first notifies the Corporation that it believes it is required to disclose such information and it allows the Corporation a reasonable period of time to contest the disclosure of such information.

         Nothing in this Section or elsewhere in this Agreement shall be construed so as to prevent or limit Credifinance's ability to issue news releases or otherwise release or disclose information in accordance with its obligations pursuant to applicable law as a public corporation.

13.2 Survival. The terms of this Article 13 and of Article 8 shall survive any termination of this Agreement without limit as to time.

         IN WITNESS WHEREOF the Parties have caused this Agreement to be executed by their respective duly authorized officer.


B. TWELVE, INC.                            CREDIFINANCE CAPITAL CORP.


Per: /s/ DR. URI SAGMAN                    Per: /s/ GEORGES BENARROCH
    -------------------------------            ---------------------------------
Authorized Signing Officer                 Authorized Signing Officer
President & CEO


NEW RESEARCHERS CORPORATION                LIFMAC, S.A.



Per: /s/ [Illegible]                       Per: /s/ [Illegible]
    -------------------------------            ---------------------------------
Authorized Signing Officer                 Authorized Signing Officer



MEDAREX, INC.                              RUPERT'S CROSSING

Per: /s/ [Illegible]                       Per: /s/ [Illegible]
    -------------------------------            ---------------------------------
Authorized Signing Officer                 Authorized Signing Officer



/s/ [Illegible]                            /s/ [Illegible]
-----------------------------------        -------------------------------------
Witness                                    DR. URI SAGMAN


/s/ [Illegible]                            /s/ [Illegible]
-----------------------------------        -------------------------------------
Witness                                    GEORGES BENARROCH

/s/ [Illegible]                            /s/ [Illegible]
-----------------------------------        -------------------------------------
Witness                                    DONALD MACADAM

/s/ [Illegible]                            /s/ [Illegible]
-----------------------------------        -------------------------------------
Witness                                    JEAN-LUC BERGER